UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

(Date of earliest

event reported):     June 20, 2017

Hudson Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50129	59-3547281
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1325 Avenue of the Americas, 12th Floor, New York, New York 10019

 (Address of principal executive offices, including zip code)

(212) 351-7300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2017 annual meeting of stockholders (the “Annual Meeting”) of Hudson Global, Inc. (the “Company”) was held on June 20, 2017. At the Annual Meeting, the following matters were submitted to a vote of the stockholders of the Company:

The Company’s stockholders elected the following directors to hold office until the 2018 annual meeting of stockholders and until their successors are duly elected and qualified. The final votes with respect to the election of directors were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes

Alan L. Bazaar	18,827,154	826,127	4,919,774

Richard K. Coleman, Jr.	12,751,199	6,902,082	4,919,774

Jeffrey E. Eberwein	18,926,996	726,285	4,919,774

Ian V. Nash	18,833,574	819,707	4,919,774

Stephen A. Nolan	18,936,433	716,848	4,919,774

The Company’s stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement. The final vote with respect to this matter was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes

19,087,153	542,826	23,302	4,919,774

The Company’s stockholders recommended, on a non-binding advisory basis, the frequency of the advisory vote on the compensation of the Company’s named executive officers. The final vote with respect to this matter was as follows:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes

17,556,303	61,524	2,029,114	6,340	4,919,774

The Company’s stockholders ratified the appointment of KPMG LLP as independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2017. The final vote with respect to this matter was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes

24,563,986	3,433	5,636	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON GLOBAL, INC.

Date: June 22, 2017	By:	/s/ Stephen A. Nolan
Stephen A. Nolan Chief Executive Officer

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